Exhibit 10.1

FOURTH AMENDMENT

to that certain

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT, dated as of February 13, 2012 (this “Amendment”), is made in connection with that certain Fourth Amended and Restated Credit Agreement, dated as of December 31, 2009 (as amended and in effect from time to time, the “Credit Agreement”), among (a) Columbus McKinnon Corporation (the “Company”) and certain subsidiaries of the Company party thereto (together with the Company, the “Borrowers”), (b) the lending institutions party thereto (the “Lenders”), and (c) Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.  Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

WHEREAS, the Company is proposing a change to its global legal entity structure (the “Corporate Restructuring”); and

WHEREAS, pursuant to that certain Share Pledge Agreement among Yale Industrial Products, Inc. (“Yale”), the Administrative Agent, the Lenders and Columbus McKinnon Industrial Products GmbH (formerly known as Yale Industrial Products, GmbH, “Columbus Germany”), Yale, a Guarantor, pledged 0.65 shares of Columbus Germany (constituting 65% of the issued and outstanding shares of Columbus Germany) to the Administrative Agent and the Lenders as security for the Obligations (the “German Pledge”); and

WHEREAS, pursuant to the Corporate Restructuring, among other things, (a) three new holding companies organized under Dutch law shall be interposed between Yale and Columbus Germany (the “Dutch Holding Companies”) and (b) Yale shall transfer its ownership interests in Columbus Germany to such Dutch Holding Companies; and

WHEREAS, in connection with the Corporate Restructuring, the Borrowers have requested that the Administrative Agent and the Lenders agree to release the German Pledge, and in consideration of such release, Yale will provide a pledge of 65% of the issued and outstanding shares in the share capital of the first tier Dutch Holding Company (“Dutch Holdco I”),

WHEREAS, the Administrative Agent and the Lenders are willing to release the German Pledge on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained in the Loan Documents and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1. Amendments.

(a)  Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

““Corresponding Obligations” means Yale’s Obligations as they may exist from time to time, other than its Parallel Debt.”

““Dutch Holdco I” means the first tier Dutch holding company that is a wholly-owned direct Subsidiary of Yale.”

““Dutch Holdco II” means the second tier Dutch holding company that is a wholly-owned direct Subsidiary of Dutch Holdco I.”

““Dutch Holdco III” means the third tier Dutch holding company that is a wholly-owned direct Subsidiary of Dutch Holdco II.”

““Dutch Holding Companies” means Dutch Holdco I, Dutch Holdco II and Dutch Holdco III.”

““Parallel Debt” has the meaning specified in Section 10.22.”

““Yale” means Yale Industrial Products, Inc.

(b) Section 7.02 of the Credit Agreement is hereby amended by deleting clause (b) contained therein and substituting in lieu thereof the following:

“(b) Investments of a Loan Party in any of the Company’s Subsidiaries that are not Loan Parties; provided that the aggregate amount of such Investments made from and after the Closing Date does not exceed $30,000,000;”

(c) Section 7.02 of the Credit Agreement is hereby amended by (i) deleting the “and” immediately after clause (h) contained therein, (ii) deleting the period at the end of clause (i) contained therein and substituting in lieu thereof the text “; and” and (iii) adding the following new clause in the appropriate alphabetical order:

“(j) Investments of any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party.”

(d) Section 7.03 of the Credit Agreement is hereby amended by deleting clause (i) contained therein and substituting in lieu thereof the following:

“(i) Indebtedness of any Subsidiary owing to any Loan Party provided that the Investment corresponding to such Indebtedness is permitted pursuant to Section 7.02(b);”

(e) Section 7.03 of the Credit Agreement is hereby amended by (i) deleting the “and” immediately after clause (k) contained therein, (ii) deleting the period at the end of clause (l) contained therein and substituting in lieu thereof the text “; and” and (iii) adding the following new clause in the appropriate alphabetical order:

“(m) Indebtedness of any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party.”

(f) Article VII of the Credit Agreement is hereby amended by adding the following new Section in the appropriate numerical order:

“7.15   Dutch Holding Companies.  Permit any Dutch Holding Company to engage in any trade or business (other than (a) operating as a treasury center for its Subsidiaries and (b) lending and borrowing intercompany loans that are not otherwise prohibited hereunder), or own any assets (other than (i) the capital stock of its Subsidiaries, (ii) cash and (iii) de-minimis assets) or incur any Indebtedness or other liabilities (other than (x) intercompany Indebtedness and liabilities owing to Loan Parties and (y) Indebtedness and other liabilities arising in connection with the treasury center services provided by it to its Subsidiaries, in each case, to the extent such Indebtedness and other liabilities are not otherwise prohibited hereunder).”

(g) Article X of the Credit Agreement is hereby amended by adding the following new Section in the appropriate numerical order:

“10.22  Parallel Debt.

(a) For the purpose of ensuring the validity and enforceability of any right of pledge governed by Dutch law, Yale hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent an amount equal to the aggregate amount due by Yale in respect of the Corresponding Obligations as they may exist from time to time. The payment undertaking of Yale under this Section 10.22 is to be referred to as the “Parallel Debt”.

(b) The Parallel Debt will be payable in the currency or currencies of the Corresponding Obligations and will become due and payable as and when and to the extent one or more of the Corresponding Obligations become due and payable. An Event of Default in respect of the Corresponding Obligations shall constitute a default (verzuim) within the meaning of section 3:248 of the Dutch Civil Code with respect to the Parallel Debt without any notice being required.

(c) Each of the parties to this hereto hereby acknowledges that:

(i) the Parallel Debt constitutes an undertaking, obligation and liability to the Administrative Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations; and

(ii) the Parallel Debt represents the Administrative Agent's own separate and independent claim to receive payment of the Parallel Debt from Yale, it being understood, in each case, that pursuant to this Section 10.22(c) the amount which may become payable by Yale as the Parallel Debt shall never exceed the total of the amounts which are payable under or in connection with the Corresponding Obligations.

(d) To the extent the Administrative Agent irrevocably receives any amount in payment of the Parallel Debt, (i) the Administrative Agent shall distribute that amount among the Administrative Agent and the Lenders that are creditors of the Corresponding Obligations in accordance with the relevant provisions of the Credit Agreement as if received by it in payment of the Corresponding Obligations and (ii) the Corresponding Obligations shall be reduced by an amount equal to such payment.

(e) For the purpose of this Section 10.22 but subject to paragraph (d) above the Administrative Agent acts in its own name and on behalf of itself and not as agent, representative or trustee of any other Lender.”

§2. Release.  Upon both (a) the consummation of the Corporate Restructuring substantially on the terms disclosed to the Administrative Agent and the Lenders prior to the date hereof (as such terms may be modified with the prior approval of the Administrative Agent) and (b) the contemporaneous satisfaction of the covenants set forth in Section 3 herein, the Administrative Agent and the Lenders hereby agree (i) that the German Pledge shall be released without further action of the Administrative Agent or the Lenders and (ii) to execute and deliver, at the sole cost and expense of the Borrowers, such releases or termination statements as the Borrowers may reasonably request in connection with the above-described release of the German Pledge.  The Lenders hereby authorize the Administrative Agent to execute and deliver, on behalf of the Lenders, any such releases and termination statements described in clause (b) of this Section.

§3. Covenants.  Each Borrower shall, and shall cause each Subsidiary to:

(a) Prior to the consummation of the Corporate Restructuring, deliver to the Administrative Agent (i) the deed of incorporation of each Dutch Holding Company, and (ii) an extract from the relevant Chamber of Commerce Commercial Register in relation to each Dutch Holding Company, all such deliverables to be in form and substance reasonably satisfactory to the Administrative Agent.

(b) Contemporaneously with the consummation of the Corporate Restructuring, deliver to the Administrative Agent (i) satisfactory evidence that the Corporate Restructuring has occurred substantially on the terms disclosed to the Administrative Agent and the Lenders prior to the date hereof (as such terms may be modified with the prior approval of the Administrative Agent), (ii) a duly executed copy of a pledge agreement in form and substance reasonably satisfactory to the Administrative Agent whereby Yale shall pledge not less than 65% of the issued and outstanding shares in the share capital of Dutch Holdco I to the Administrative Agent as security for the Obligations, (iii) satisfactory evidence that such pledge is duly perfected under Dutch law, (iv) a favorable opinion addressed to the Administrative Agent and the Lenders of DLA Piper Nederland N.V., Dutch counsel to Yale and the Dutch Holding Companies, in form and substance reasonably satisfactory to the Administrative Agent, as to the matters concerning such Persons and such pledge as the Administrative Agent may reasonably request, (v) resolutions of the managing board and shareholder of Dutch Holdco I in form and substance reasonably satisfactory to the Administrative Agent, approving the pledge on its shares and the conditional transfer of the voting rights attached to its shares, (vi) the original promissory note payable to Yale to be issued by Dutch Holdco I in connection with the Corporate Restructuring, together with a duly executed instrument of transfer or assignment in blank, (vii) an updated Schedule 5.13 to the Credit Agreement in form and substance reasonably satisfactory to the Administrative Agent, which shall replace the existing Schedule 5.13 to the Credit Agreement, and (ix) such other assurances, certificates, documents, consents or opinions that the Administrative Agent reasonably may require in connection with the foregoing transactions.

§4. Affirmation and Acknowledgment.  Each Borrower hereby ratifies and confirms all of its Obligations to the Lenders, including, without limitation, the Loans, the Notes and the other Loan Documents, and each Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders all Obligations under the Credit Agreement as amended hereby.  Each Guarantor hereby acknowledges and consents to this Amendment and agrees that its Guaranty remains in full force and effect, and each such Guarantor confirms and ratifies all of its obligations under the Loan Documents.  Each Borrower and each Guarantor hereby confirms that the Obligations are and remain secured pursuant to the Security Documents and pursuant to all other instruments and documents executed and delivered by the Borrowers and the Guarantors, as security for the Obligations.

§5. Representations and Warranties.  Each Borrower hereby represents and warrants to the Lenders as follows:

(a) The execution and delivery by each Borrower and each Guarantor of this Amendment, and the performance by each Borrower and each Guarantor of its obligations and agreements under this Amendment and the Credit Agreement as amended hereby, are within the corporate authority of each Borrower and each Guarantor and have been duly authorized by all necessary corporate proceedings on behalf of each Borrower and each Guarantor, and do not contravene any provision of law, statute, rule or regulation to which any Borrower or any Guarantor is subject or any Borrower’s or any Guarantor’s charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon any Borrower or any Guarantor.

(b) This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrowers and the Guarantors, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) Other than approvals or consents which have been obtained, no approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrowers of this Amendment and the Credit Agreement, as amended hereby.

(d) The representations and warranties contained in Article V of the Credit Agreement are true and correct at and as of the date made and as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate expressly to an earlier date.

(e) The Borrowers have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.

§6. Conditions to Effectiveness.  The Administrative Agent, the Lenders and the Company agree that this Amendment shall become effective as of the date first written above upon the receipt by the Administrative Agent of counterparts of this Amendment, duly executed by each of the Company, the Guarantors, the Administrative Agent and each of the Required Lenders.

§7. Expenses.  Borrowers agree to pay to the Administrative Agent upon written demand therefor an amount equal to any and all reasonable out-of-pocket costs, expenses, and liabilities incurred or sustained by the Adminsitrative Agent in connection with the preparation of this Amendment (including, without limitation, reasonable fees and expenses of legal counsel).  Amounts payable pursuant to this Section 7 shall be subject to the provisions of Section 10.04(a) of the Credit Agreement, as fully as if set forth therein.

§8. Miscellaneous Provisions.

(a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect without modification or waiver.

(b) This Amendment shall constitute a Loan Document under the Credit Agreement, and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Documents and be secured by the collateral security for the Obligations.  The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Loan Documents to the Credit Agreement or any other Loan Document shall hereafter refer to the Credit Agreement or any other Loan Document as amended hereby.

(c) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(d) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument.  In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail in portable document format (.pdf) shall be equally effective as delivery of an original executed counterpart of this Amendment.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed as of the date first written above.

BORROWERS

COLUMBUS MCKINNON CORPORATION

By:	/s/ Gregory P. Rustowicz
Name: Gregory P. Rustowicz
Title: Vice President and Chief Financial Officer

GUARANTORS

YALE INDUSTRIAL PRODUCTS, INC.

By:	/s/ Gregory P. Rustowicz
Name: Gregory P. Rustowicz
Title: Vice President and Chief Financial Officer

CRANE EQUIPMENT & SERVICE, INC.

By:	/s/ Gregory P. Rustowicz
Name: Gregory P. Rustowicz
Title: Vice President and Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Colleen O’Brien
Name: Colleen O’Brien
Title: Sr. Vice President

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Colleen O’Brien
Name: Colleen O’Brien
Title: Sr. Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Karen L. Mikols
Name: Karen L. Mikols
Title: Authorized Officer

RBS CITIZENS BANK, N.A., as a Lender

By: /s/ Michael Kennuth
Name: Michael Kennuth
Title: Vice President

M&T BANK, as a Lender

By: /s/ Andrew M. Constantino
Name: Andrew M. Constantino
Title: Vice President

PNC BANK, N.A., as a Lender

By: /s/ James F. Stevenson
Name: James F. Stevenson
Title: Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as a Lender

By: /s/ John D. Toronto
Name: John D. Toronto
Title: Managing Director

By: /s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Associate